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                                                                   EXHIBIT 10(b)



                                                 April 23, 2001



Board of Directors
Pruco Life Insurance Company of New Jersey
231 Washington Street
Newark, NJ 07102

Ladies and Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 1 to the registration statement on Form N-4 for Pruco Life of New Jersey Flexible Premium Variable Annuity Account (File No. 333-49230). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Very truly yours,

                                                 SHEA & GARDNER



                                                 By: /s/ CHRISTOPHER E. PALMER
                                                    ----------------------------
                                                    Christopher E. Palmer